UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 7, 2013

(Date of earliest event reported)

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23777	23-2939222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of principal executive offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2013, Penseco Financial Services Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders. At the Annual Meeting, the shareholders of the Company voted upon:

1. The election of two directors to the board of directors of the Company, each to serve until the 2017 Annual Meeting of Shareholders and until his successor is duly elected and qualified;

2. A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3. A proposal to ratify the appointment of McGrail, Merkel, Quinn & Associates as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

1. The names of each director elected at the meeting, as well as the number of votes cast for and withheld, as well as the number of broker non-votes as to each director nominee, are as follows:

Name	For	Withheld	Broker Non-Votes
Richard E. Grimm	1,777,183	35,594	698,388
James B. Nicholas	1,776,321	36,456	698,388

2. As to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstentions	Broker Non-Votes
1,643,440	127,435	41,900	698,388

3. As to the proposal to ratify the appointment of McGrail, Merkel, Quinn & Associates as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, are as follows:

For	Against	Abstentions	Broker Non-Votes
2,496,239	8,926	6,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSECO FINANCIAL SERVICES CORPORATION

Date: May 10, 2013	By:	/s/ Patrick Scanlon
	Name:	Patrick Scanlon
	Title:	Senior Vice President, Finance Division Head, Controller and Treasurer